Exhibit 99.2

FOR IMMEDIATE RELEASE

Vivani Medical Announces Public Filing of Registration Statement for the Proposed Initial Public Offering of Cortigent, Inc., a Subsidiary Advancing the Business of its Neuromodulation Division

EMERYVILLE, Calif. – (BUSINESS NEWSWIRE) – March 21, 2023 – Vivani Medical, Inc. (NASDAQ: VANI) (the “Company” or “Vivani”), an innovative, clinical-stage biopharmaceutical company that develops novel, long-term therapeutic implants, today announced the filing of a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) for the proposed initial public offering of Cortigent, Inc. (“Cortigent”). Cortigent, currently a wholly-owned subsidiary of Vivani, was formed for the purpose of advancing the business of Vivani’s neuromodulation division and will continue to be controlled by Vivani following the initial public offering. Cortigent is led by its Chief Executive Officer, Jonathan Adams.

ThinkEquity is acting as sole book-running manager for the proposed initial public offering.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

About Cortigent, Inc.

Cortigent was formed to continue the business of Second Sight Medical Products, Inc. (“Second Sight”), a pioneer in developing targeted neurostimulation systems to help patients recover critical body functions. The company’s technology combines neuroscience understanding with proprietary microelectronics, software, and data processing capabilities to provide artificial vision and potentially restore muscle movement in victims of stroke. An early feasibility clinical trial has been substantially completed to evaluate an advanced system for artificial vision called “Orion.” This device has received FDA Breakthrough Device designation. Cortigent is also exploring the application of its core technology to accelerating the recovery of arm and hand function in patients who are partially paralyzed due to stroke and plans to explore additional applications of its platform in the future. For more information, please visit www.cortigent.com.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani Medical develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time, with the goal of guaranteeing patients adherence to their medication. Vivani’s lead program, NPM-119, is a miniature, 6-month GLP-1 implant under investigation for the treatment of patients with Type 2 diabetes. NPM-119 can provide patients the opportunity to realize the full potential benefit of their medication while avoiding the hassles associated with the daily or weekly administration of oral and injectable products. Medication non-adherence occurs when patients do not take their medication as prescribed. This non-adherence affects approximately 50% of patients, including those taking daily pills. Medication non-adherence is a primary reason why Type 2 diabetes treatments face significant challenges in achieving positive real-world effectiveness.

Vivani represents the August 2022 merger of Second Sight and Nano Precision Medical, Inc. NPM-119 is being developed within Vivani’s Biopharm Division (formerly Nano Precision Medical, Inc.). An IND for NPM-119 remains on track for filing in mid-2023 to support initiation of a Phase 2 clinical study called LIBERATE-1. Vivani is also developing a portfolio of innovative, highly differentiated, new drug product candidates leveraging its proprietary NanoPortal implant technology, which has potential application across a broad range of therapeutic compounds. For more information, please visit www.vivani.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” of Vivani within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that in this press release, including statements regarding our business, product candidates, including the therapeutic potential thereof and the planned development therefor, technology, strategy and the proposed initial public offering of Cortigent. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, risks related to the development and commercialization of our product candidates, including NPM-119; delays and changes in applicable laws, regulations and guidelines including potential delays in submitting required regulatory applications to the U.S. Food and Drug Administration (“FDA”); risks related to the initiation, enrollment and conduct of our planned clinical trials and the results therefrom; our history of losses and our ability to achieve or sustain profitability in the future; the impact of COVID-19 on our business; and the proposed initial public offering of Cortigent, including whether such an offering can be completed and the terms and timing thereof. There may be additional risks that the Company considers immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s final proxy statement/prospectus on Form 424B3 filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2022, and any subsequent annual and quarterly filings on Form 10-K and Form 10-Q filed with the Commission. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Investor Contact:

Vivani Investor Relations

investors@vivani.com

T: 818-833-5000

Media Contact:

Sean Leous

Sean.Leous@westwicke.com

T: 646-866-4012